Exhibit 10.3

                      Skala International Enterprises Inc.
            1107-11871 Horseshoe Way, Richmond, B.C., Canada V7A 5H5

                             DISTRIBUTION AGREEMENT

It is intended that Skala International Enterprises Inc., a body corporate, duly incorporated under the laws of the Province of British Columbia ("Skala") be granted the right to manufacture and distribute certain products under licence from Amit Raheja.

1. Basic Relationship: Sjcala is hereby granted the right to manufacture and distribute for sale under licence from Amit Raheja subject to the terms and conditions of this Agreement certain products as follows:

         KS CD
         ("the Product")

Amit Raheja warrants to Skala that the Product is an original work and is in no way whatever a violation of any existing copyright; that it contains no unlawful materials; that all statements contained therein purporting to be facts are true; and that it has full power to make this Agreement.

2. Confidential Information: Amit Raheja agrees that all documents, trade secrets and confidential information including customer lists relating to the sale of the Product ("the Confidential Information") are the sole and absolute property of Skala. Amit Raheja acknowledges and agrees that the disclosure of the Confidential Information to competitors of Skala or any person or company that intends to solicit business from customers of Skala would cause injury and harm to the Skala. Amit Raheja agrees to indemnify and hold harmless Skala from and 0against:

(a) any and all damage or loss suffered or resulting from the wrongful disclosure by Aster Interactice of the Confidential Information to third parties or by Amit Raheja utilizing the Confidential Information for its own purposes;

(b) any costs or expenses incurred by Skala to recover the Confidential Information and in obtaining an injunction against Amit Raheja to prevent the disclosure of the Confidential Information and any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

3. Royalties: In consideration of Amit Raheja granting a licence to Skala to manufacture and distribute for sale the Product, the Company agrees to pay you the following royalties to Amit Raheja, for the Product:

(a)      For the first 1,500 units manufactured, $3.00 (U.S.) each;

                                                                      initials

(b)      For the next 50,000 units manufactured, $0.90 (U.S.) each;

(c)      For 50,001 to 100,000 units, $0.60 (U.S.) each;

(d)      For 100,000+ units, $0.25 (U.S.) each.

It is anticipated that the Product will be manufactured in lots of 3,000 to 5,000 units per run.

4. Payment of Royalties: An advance on royalties of $3,000.00 (U.S.) shall be paid by Skala to Amit Raheja upon delivery of a complete masterunit of the Product in its final form to Skala sufficient to enable Skala to manufacture duplicate units. All production of units of the Product must be reported to Amit Raheja and payment made within 90 days.

5. Replication as per schedule: Replication of the CD-ROM's shall be allowed only on receipt of an original schedule which mentions quantities allowed to replicate and the payment terms. This schedule must be signed by Mr. Amit Raheja.

6. Expenses: Skala acknowledges and agrees that it shall not contract any debts or obligations in Amit Raheja's name or in any way binding upon Amit Raheja without prior written authorization.

7. Confidentiality: Skala shall treat as confidential and appropriately safeguard both during the term of this Agreement and thereafter Amit Raheja's proprietary information which are received at any time from Amit Raheja for the purpose of this Agreement. Proprietary information includes written, printed, graphic or electronically recorded materials furnished by the Amit Raheja for Skala to use.

8. Written Notices: Any and all written notices required hereafter, shall either be handdelivered with a written receipt of an authorized representative of Skala obtained on a copy thereof, or they shall be sent by certified or registered mail to: Skala International Enterprises Inc., 1107-11871 Horseshoe Way, Richmond, B.C. V7A 5H5.

9. Effective Date: This Agreement shall not become effective until it is signed by both parties. There are no understandings, representations or agreements outside of the terms of this Agreement and this Agreement shall not be modified, except in writing.

10. Dispute Resolution: In the event that a dispute arises between the parties hereto as to any matter relating to this Agreement, unless otherwise mutually agreed, the matter shall be settled by arbitration to be held at the City of Vancouver, Province of British Columbia in accordance with the provisions of the Commercial Arbitration Act of the Province of British Columbia and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any court having jurisdiction thereof.

11.      Miscellaneous:

(a) The parties hereto covenant and agree that each of them shall and will upon reasonable request of the other party make, do, execute, or cause to be made, done or executed, all such further -or other lawful acts, deeds, things, devices and assurances whatsoever for the better of or more perfect and absolute performance of the terns and conditions of this Agreement.

(b) If, at any time during the continuance of this Agreeinent, the parties hereto shall deem it necessary or expedient to make any alternation to this Agreement, they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof.

(c) The provisions herein constitute the entire agreement between the parties and supersedes all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof

(d) If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

(e) This agreement shall entire to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12. Applicable Law: This Agreement shall be governed by the laws of the Province of British Columbia.

We hereby agree to the terms of this Agreement: Date:
May 19th, 2001

AMIT RAHEJA



/s/ Amit Raheja
------------------------
Authorized Signatory

Date: May , 2001

SKALA INTERNATIONAL ENTERPRISES INC.

/s/ Mahase Bahadoorsingh
------------------------------

                        DISTRIBUTION AGREEMENT AMENDMENT

 With reference to the distribution/licensing agreement between Skala International Enterprises Inc. and Mr. Amit Raheja dated May 19, 2001 (attached to the Appendix) wherein Skala had been granted the right to manufacture and distribute certain products under license from Amit Raheja.

 Keeping all the terms of the agreement dated May 19`2001 the same, Amit Raheja permits Skala to assign the agreement in toto to Kamasutracd Ltd. a British Columbia corporation or a company of Skala's choice with immediate effect.

 We hereby agree to the terms of the this Amendment to the Agreement dated May 19, 2001.

  Amit Raheja

  /s/ Amit Raheja
  ---------------------------                          Dated: February 21, 2002
  (Authorized Signatory)


  Skala International Enterprises Inc.

  /s/ Mahase Bahadoorsingh                             Dated: February 21, 2002
  ---------------------------
  (Authorized Signatory)